EXHIBIT 99.1

AssetMark Reports $79.4B Platform Assets for Third Quarter 2022

CONCORD, Calif., November 1, 2022 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended September 30, 2022.

Third Quarter 2022 Financial and Operational Highlights

•	Net income for the quarter was $30.1 million, or $0.41 per share.
•	Adjusted net income for the quarter was $35.0 million, or $0.47 per share, on total revenue of $154.7 million.
•	Adjusted EBITDA for the quarter was $52.7 million, or 34.0% of total revenue.
•

Platform assets decreased 8.6% year-over-year to $79.4 billion. Quarter-over-quarter platform assets were down 3.3%, due to negative market impact net of fees of $4.0 billion, partially offset by quarterly net flows of $1.2 billion.

•	Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 6.7%.
•

More than 2,900 new households and 159 new producing advisors joined the AssetMark platform during the third quarter. In total, as of September 30, 2022 there were over 8,700 advisors (approximately 2,600 were engaged advisors) and over 223,000 investor households on the AssetMark platform.

•	We realized an 14.9% annualized production lift from existing advisors for the third quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“Our deep connectivity with our advisors, especially during periods of uncertainty, has enabled us to deliver another quarter of record results – notably, record top and bottom line financial results and adjusted margin expansion of 200 bps year-over-year,” said Natalie Wolfsen, CEO of AssetMark. “In this challenging environment, we are committed to playing offense and doing even more to demonstrate our value to existing and prospective advisors. We have increased our representation at broker-dealer conferences, increased our spend on high-impact digital lead generation, and are hosting more live, community-based events. These efforts are driving new advisor engagement, and we are confident in the opportunity ahead.”

Third Quarter 2022 Key Operating Metrics

3Q22	3Q21	Variance per year
Operational metrics:			
Platform assets (at period-beginning) (millions of dollars)	82,127	84,594	(2.9%)
Net flows (millions of dollars)	1,207	2,830	(57.4%)
Market impact net of fees (millions of dollars)	(3,952)	(598)	NM
Acquisition impact (millions of dollars)	-	-	NM
Platform assets (at period-end) (millions of dollars)	79,382	86,826	(8.6%)
Net flows lift (% of beginning of year platform assets)	1.3%	3.8%	(250 bps)
Advisors (at period-end)	8,702	8,552	1.8%
Engaged advisors (at period-end)	2,601	2,749	(5.4%)
Assets from engaged advisors (at period-end) (millions of dollars)	72,195	79,667	(9.4%)
Households (at period-end)	223,098	203,004	9.9%
New producing advisors	159	201	(20.9%)
Production lift from existing advisors (annualized %)	14.9%	23.7%	(880 bps)
Assets in custody at ATC (at period-end) (millions of dollars)	61,539	65,656	(6.3%)
ATC client cash (at period-end) (millions of dollars)	3,510	2,611	34.4%
Financial metrics:			
Total revenue (millions of dollars)	155	140	10.7%
Net income (millions of dollars)	30.1	12.2	145.8%
Net income margin (%)	19.5%	8.8%	1,070 bps
Capital expenditure (millions of dollars)	9.0	9.3	(3.2%)
Non-GAAP financial metrics:			
Adjusted EBITDA (millions of dollars)	52.7	44.8	17.6%
Adjusted EBITDA margin (%)	34.0%	32.0%	200 bps
Adjusted net income (millions of dollars)	35.0	29.9	17.1%

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its third quarter 2022 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: November 1st, 2022
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•

Phone: Listeners can pre-register for the conference call here:
https://www.netroadshow.com/events/login?show=da4b41d4&confId=42163. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.

•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from November 1st, 2022.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $79.4 billion in platform assets as of September 30, 2022 and has a history of innovation spanning more than 25 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “will,” “may,” “could,” “should,” “believe,” “expect,” “estimate,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our business strategies, our operating and financial performance and general market, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which is expected to be filed on November 8, 2022. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$137,210	$76,707
Restricted cash	13,000	13,000
Investments, at fair value	12,919	14,498
Fees and other receivables, net	15,789	9,019
Income tax receivable, net	9,617	6,276
Prepaid expenses and other current assets	11,293	14,673
Total current assets	199,828	134,173
Property, plant and equipment, net	7,467	8,015
Capitalized software, net	85,110	73,701
Other intangible assets, net	703,180	709,693
Operating lease right-of-use assets	22,833	22,469
Goodwill	437,154	436,821
Other assets	11,633	2,090
Total assets	$1,467,205	$1,386,962
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,637	$2,613
Accrued liabilities and other current liabilities	52,118	56,249
Total current liabilities	53,755	58,862
Long-term debt, net	113,673	115,000
Other long-term liabilities	14,686	16,468
Long-term portion of operating lease liabilities	28,684	28,316
Deferred income tax liabilities, net	159,257	158,930
Total long-term liabilities	316,300	318,714
Total liabilities	370,055	377,576
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 73,845,974 and 73,562,717 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	74	74
Additional paid-in capital	939,166	929,070
Retained earnings	157,910	80,242
Total stockholders’ equity	1,097,150	1,009,386
Total liabilities and stockholders’ equity	$1,467,205	$1,386,962

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Asset-based revenue	$128,173	$134,152	$409,498	$374,655
Spread-based revenue	21,160	1,235	30,265	6,513
Subscription-based revenue	3,126	3,172	9,703	3,172
Other revenue	2,204	1,108	4,707	2,375
Total revenue	154,663	139,667	454,173	386,715
Operating expenses:
Asset-based expenses	36,476	38,697	118,429	110,609
Spread-based expenses	2,142	(484)	3,188	1,060
Employee compensation	41,589	44,051	121,852	150,800
General and operating expenses	21,667	18,794	65,949	52,599
Professional fees	5,877	5,071	17,104	14,349
Depreciation and amortization	7,961	10,648	23,141	29,849
Total operating expenses	115,712	116,777	349,663	359,266
Interest expense	1,560	1,061	4,207	2,606
Other income (expense), net	11	(119)	(195)	(82)
Income before income taxes	37,402	21,710	100,108	24,761
Provision for income taxes	7,293	9,460	22,440	11,441
Net income	30,109	12,250	77,668	13,320
Net comprehensive income	$30,109	$12,250	$77,668	$13,320
Net income per share attributable to common stockholders:
Basic	$0.41	$0.17	$1.05	$0.19
Diluted	$0.41	$0.17	$1.05	$0.19
Weighted average number of common shares outstanding, basic	73,842,297	72,921,794	73,682,881	71,764,582
Weighted average number of common shares outstanding, diluted	73,844,689	73,566,777	73,783,858	71,940,398

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$77,668	$13,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,141	29,849
Interest	607	540
Deferred income taxes	—	226
Share-based compensation	10,096	48,079
Debt acquisition write-down	130	—
Changes in certain assets and liabilities:
Fees and other receivables, net	(7,338)	(594)
Receivables from related party	568	(91)
Prepaid expenses and other current assets	6,732	4,866
Accounts payable, accrued liabilities and other current liabilities	(12,664)	14
Income tax receivable and payable, net	(3,341)	(2,308)
Net cash provided by operating activities	95,599	93,901
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Voyant, Inc., net of cash received	—	(124,236)
Purchase of investments	(2,211)	(2,435)
Sale of investments	384	173
Purchase of property and equipment	(1,440)	(652)
Purchase of computer software	(26,049)	(26,016)
Purchase of convertible notes receivable	(8,600)	—
Net cash used in investing activities	(37,916)	(153,166)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving credit facility draw down	—	75,000
Proceeds from issuance of long-term debt, net	122,508	—
Proceeds from exercise of stock options	—	94
Payments on revolving credit facility	(115,000)	(35,000)
Payments on term loan	(4,688)	—
Net cash provided by financing activities	2,820	40,094
Net change in cash, cash equivalents, and restricted cash	60,503	(19,171)
Cash, cash equivalents, and restricted cash at beginning of period	89,707	81,619
Cash, cash equivalents, and restricted cash at end of period	$150,210	$62,448
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$26,176	$15,977
Interest paid	$2,714	$1,870
Non-cash operating and investing activities:
Non-cash changes to right-of-use assets	$3,396	$(1,176)
Non-cash changes to lease liabilities	$3,396	$(1,176)
Common stock issued in acquisition of business	$—	$24,910

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•	non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021 (unaudited).

	Three Months Ended September 30,		Three Months Ended September 30,
(in thousands except for percentages)	2022	2021	2022	2021
Net income	$30,109	$12,250	19.5%	8.8%
Provision for income taxes	7,293	9,460	4.7%	6.8%
Interest income	(849)	(18)	(0.5)%	—
Interest expense	1,560	1,061	1.0%	0.8%
Depreciation and amortization	7,961	10,648	5.1%	7.6%
EBITDA	$46,074	$33,401	29.8%	24.0%
Share-based compensation(1)	3,923	7,974	2.5%	5.7%
Reorganization and integration costs(2)	2,281	2,315	1.5%	1.7%
Acquisition expenses(3)	379	948	0.2%	0.7%
Business continuity plan(4)	14	4	—	—
Other (income) expense, net	(11)	119	—	0.1%
Adjusted EBITDA	$52,660	$44,761	34.0%	32.2%

	Nine Months Ended September 30,		Nine Months Ended September 30,
(in thousands except for percentages)	2022	2021	2022	2021
Net income	$77,668	$13,320	17.1%	3.4%
Provision for income taxes	22,440	11,441	4.9%	3.0%
Interest income	(1,107)	(116)	(0.2)%	—
Interest expense	4,207	2,606	0.9%	0.7%
Amortization/depreciation	23,141	29,849	5.1%	7.7%
EBITDA	$126,349	$57,100	27.8%	14.8%
Share-based compensation(1)	10,096	48,079	2.2%	12.4%
Reorganization and integration costs(2)	8,600	8,094	1.9%	2.1%
Acquisition expenses(3)	1,313	5,236	0.3%	1.4%
Business continuity plan(4)	234	136	0.1%	—
Office closures(5)	—	167	—	—
Other (income) expense, net	195	82	—	—
Adjusted EBITDA	$146,787	$118,894	32.3%	30.7%

(1)

“Share-based compensation” represents granted share-based compensation in the form of RSA, restricted stock unit, stock option, and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“Reorganization and integration costs” includes costs related our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)

“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a primarily remote workforce in 2021 and a transition to a hybrid workforce in 2022, and other costs due to the COVID-19 pandemic.

(5)	“Office closures” represents one-time expenses related to closing facilities.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for the three and nine months ended September 30, 2022 and 2021, broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$3,923	$—	$3,923	$7,974	$—	$7,974
Reorganization and integration costs(2)	829	1,452	2,281	1,484	831	2,315
Acquisition expenses(3)	(4)	383	379	178	770	948
Business continuity plan(4)	—	14	14	—	4	4
Other (income) expense, net	—	(11)	(11)	—	119	119
Total adjustments to adjusted EBITDA	$4,748	$1,838	$6,586	$9,636	$1,724	$11,360

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.5%	—	2.5%	5.7%	—	5.7%
Reorganization and integration costs(2)	0.5%	1.0%	1.5%	1.1%	0.6%	1.7%
Acquisition expenses(3)	—	0.2%	0.2%	0.1%	0.5%	0.6%
Business continuity plan(4)	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	3.0%	1.2%	4.2%	6.9%	1.1%	8.0%

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$10,096	$—	$10,096	$48,079	$—	$48,079
Reorganization and integration costs(2)	2,823	5,777	8,600	4,417	3,677	8,094
Acquisition expenses(3)	(4)	1,317	1,313	1,403	3,833	5,236
Business continuity plan(4)	(2)	236	234	12	124	136
Office closures(5)	—	—	—	—	167	167
Other (income) expense, net	—	195	195	—	82	82
Total adjustments to adjusted EBITDA	$12,913	$7,525	$20,438	$53,911	$7,883	$61,794

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.2%	—	2.2%	12.4%	—	12.4%
Reorganization and integration costs(2)	0.6%	1.3%	1.9%	1.1%	1.0%	2.1%
Acquisition expenses(3)	—	0.3%	0.3%	0.4%	1.0%	1.4%
Business continuity plan(4)	—	0.1%	0.1%	—	—	—
Office closures(5)	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	2.8%	1.7%	4.5%	13.9%	2.0%	15.9%

(1)

“Share-based compensation” represents granted share-based compensation in the form of RSA, restricted stock unit, stock option, and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)

“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a primarily remote workforce in 2021 and a transition to a hybrid workforce in 2022, and other costs due to the COVID-19 pandemic.

(5)	“Office closures” represents one-time expenses related to closing facilities.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

The schedule set forth below presents the Company’s GAAP results from the Condensed Consolidated Statements of Income (unaudited) for the three and nine months ended September 30, 2022 and 2021, with certain line items adjusted for the items described above. Included below is also a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three and nine months and years ended September 30, 2022 and 2021 (unaudited).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Asset-based revenue	$128,173	$134,152	$409,498	$374,655
Spread-based revenue	21,160	1,235	30,265	6,513
Subscription-based revenue	3,126	3,172	9,703	3,172
Other revenue	2,204	1,108	4,707	2,375
Total revenue	154,663	139,667	454,173	386,715
Adjusted operating expenses:
Asset-based expenses	36,476	38,697	118,429	110,609
Spread-based expenses	2,142	(484)	3,188	1,060
Adjusted employee compensation (1)	36,841	34,415	108,939	96,889
Adjusted general and operating expenses (1)	20,509	17,712	61,873	46,198
Adjusted professional fees (1)	5,186	4,548	13,850	12,949
Adjusted depreciation and amortization (2)	6,232	4,679	17,955	13,664
Total adjusted operating expenses	107,386	99,567	324,234	281,369
Interest expense	1,560	1,061	4,207	2,606
Adjusted other income (expense), net (1)	—	—	—	—
Adjusted income before income taxes	45,717	39,039	125,732	102,740
Adjusted provision for income taxes (3)	10,744	9,174	29,548	24,143
Adjusted net income	$34,973	$29,865	$96,184	$78,597
Net income per share attributable to common stockholders:
Adjusted earnings per share (4)	$0.47	$0.40	$1.30	$1.07
Weighted average of common shares outstanding, diluted (4)	73,844,689	74,687,043	73,783,858	73,680,825

(1)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization, and share-based compensation beginning in 2022.
(4)

In Q1 2022, we began using the diluted GAAP shares outstanding given that our restricted stock awards fully vested in 2021 resulting in no material reconciling differences compared to the adjusted diluted common shares outstanding historically used for calculating adjusted earnings per share.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three and nine months ended September 30, 2022 and 2021 (unaudited).

Reconciliation of Non-GAAP Presentation.	Three months ended September 30, 2022			Three months ended September 30, 2021
(in thousands)	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$128,173	$—	$128,173	$134,152	$—	$134,152
Spread-based revenue	21,160	—	21,160	1,235	—	1,235
Subscription-based revenue	3,126	—	3,126	3,172	—	3,172
Other revenue	2,204	—	2,204	1,108	—	1,108
Total revenue	154,663	—	154,663	139,667	—	139,667
Operating expenses:
Asset-based expenses	36,476	—	36,476	38,697	—	38,697
Spread-based expenses	2,142	—	2,142	(484)	—	(484
Employee compensation (1)	41,589	(4,748)	36,841	44,051	(9,636)	34,415
General and operating expenses (1)	21,667	(1,158)	20,509	18,794	(1,082)	17,712
Professional fees (1)	5,877	(691)	5,186	5,071	(523)	4,548
Depreciation and amortization (2)	7,961	(1,729)	6,232	10,648	(5,969)	4,679
Total operating expenses	115,712	(8,326)	107,386	116,777	(17,210)	99,567
Interest expense	1,560	—	1,560	1,061	—	1,061
Other (income) expense, net (1)	(11)	11	—	119	(119)	—
Income before income taxes	37,402	8,315	45,717	21,710	17,329	39,039
Provision for income taxes (3)	7,293	3,451	10,744	9,460	(286)	9,174
Net income	$30,109		$34,973	$12,250		$29,865

(1)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization, and share-based compensation beginning in 2022.

Reconciliation of Non-GAAP Presentation.	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(in thousands)	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$409,498	$—	$409,498	$374,655	$—	$374,655
Spread-based revenue	30,265	—	30,265	$6,513	—	6,513
Subscription-based revenue	9,703	—	9,703	$3,172	—	3,172
Other revenue	4,707	—	4,707	$2,375	—	2,375
Total revenue	454,173	—	454,173	386,715	—	386,715
Operating expenses:
Asset-based expenses	118,429	—	118,429	110,609	—	110,609
Spread-based expenses	3,188	—	3,188	1,060	—	1,060
Employee compensation (1)	121,852	(12,913)	108,939	150,800	(53,911)	96,889
General and operating expenses (1)	65,949	(4,076)	61,873	52,599	(6,401)	46,198
Professional fees (1)	17,104	(3,254)	13,850	14,349	(1,400)	12,949
Depreciation and amortization (2)	23,141	(5,186)	17,955	29,849	(16,185)	13,664
Total operating expenses	349,663	(25,429)	324,234	359,266	(77,897)	281,369
Interest expense	4,207	—	4,207	2,606	—	2,606
Other (income) expense, net (1)	195	(195)	—	82	(82)	—
Income before income taxes	100,108	25,624	125,732	24,761	77,979	102,740
Provision for income taxes (3)	22,440	7,108	29,548	11,441	12,702	24,143
Net income	$77,668		$96,184	$13,320		$78,597

(1)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization, and share-based compensation beginning in 2022.

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$30,109			$12,250
Acquisition-related amortization(1)	$—	$1,729	1,729	$—	$5,969	5,969
Expense adjustments(2)	825	1,849	2,674	1,662	1,605	3,267
Share-based compensation	3,923	—	3,923	7,974	—	7,974
Other (income) expense, net	—	(11)	(11)	—	119	119
Tax effect of adjustments(3)	(1,116)	(2,335)	(3,451)	(391)	677	286
Adjusted net income	$3,632	$1,232	$34,973	$9,245	$8,370	$29,865

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$77,668			$13,320
Acquisition-related amortization(1)	$—	$5,186	5,186	$—	$16,185	16,185
Expense adjustments(2)	2,817	7,330	10,147	5,832	7,801	13,633
Share-based compensation	10,096	—	10,096	48,079	—	48,079
Other (income) expense, net	—	195	195	—	82	82
Tax effect of adjustments(3)	(3,035)	(4,073)	(7,108)	(1,371)	(11,331)	(12,702)
Adjusted net income	$9,878	$8,638	$96,184	$52,540	$12,737	$78,597

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Consists of the provision for income taxes under U.S. GAAP and the estimated tax impact of expense adjustments and acquisition-related amortization, and share-based compensation beginning in 2022.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Alaina Kleinman

Head of PR & Communications

alaina.kleinman@assetmark.com

SOURCE: AssetMark Financial Holdings, Inc.